UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2006

(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

1-3382	CAROLINA POWER & LIGHT COMPANY	56-0165465
d/b/a Progress Energy Carolinas, Inc.
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is filed separately by two registrants: Progress Energy, Inc. and Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. Information contained herein relating to any individual registrant is filed by such registrant solely on its own behalf, and is not, and shall not, be deemed to be filed or disclosed by the other registrant.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 12, 2006, the Progress Energy, Inc. (the “Company”) announced that Alfred C. Tollison, Jr. has been elected to the Board of Directors of the Company. Mr. Tollison was also elected to the Boards of Directors of the Company’s subsidiaries, Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (“PEC”) and Florida Progress Corporation (“FPC”), effective July 12, 2006.

There is no arrangement or understanding between Mr. Tollison and any other person(s) pursuant to which he was selected to serve in the above-referenced positions. Mr. Tollison was appointed to the following Committees of the Company’s Board: Audit and Corporate Performance, and Operations, Environmental, Health and Safety Issues. He was appointed to the same Committees of the Board of Directors of PEC and FPC. As a former employee of PEC, Mr. Tollison receives a small pension related to his prior service. There are no transactions or currently proposed transactions involving the Company or any of its subsidiaries in which Mr. Tollison has or will have a material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC. and
CAROLINA POWER & LIGHT COMPANY,
d/b/a PROGRESS ENERGY CAROLINAS, INC.
Registrants

By:	/s/ Jeffrey M. Stone
Jeffrey M. Stone
Chief Accounting Officer

Date: July 12, 2006